Exhibit 3.3

CERTIFICATE OF FORMATION

OF

EQT GP SERVICES, LLC

This Certificate of Formation of EQT GP Services, LLC (the “Company”), dated January 29, 2015, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

Article One

The name of the limited liability company formed hereby is “EQT GP Services, LLC.”

Article Two

The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name the Company’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

Article Three

This Certificate of Formation of EQT GP Services, LLC shall become effective at 8:00 a.m. on January 30, 2015.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

AUTHORIZED PERSON

By:	/s/ Nicole H. King Yohe
Name: Nicole H. King Yohe
Title: Authorized Person

Signature page to Certificate of Formation of EQT GP Services, LLC